Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Cathay General Bancorp:

We consent to the incorporation by reference in the registration statements (Nos. 333-133570, 333-156552, 333-161591, 333-162445, 333-163070, 333-192636, and 333-205888) on Form S-3 and the registration statements (Nos. 333-87225, 333-110008, 333-110009, 333-127762, and 333-205889) on Form S-8 of Cathay General Bancorp and subsidiaries (the Company) of our reports dated February 29, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of Cathay General Bancorp.

/s/    KPMG LLP

Los Angeles, California

February 29, 2016